Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jeff Young Media Relations Akamai Technologies 617-444-3913 jyoung@akamai.com	—or—	Natalie Temple Investor Relations Akamai Technologies 617-444-3635 ntemple@akamai.com

AKAMAI REPORTS FIRST QUARTER 2013

FINANCIAL RESULTS

•	First quarter revenue of $368 million, up 15 percent year-over-year, or up 18 percent year-over-year adjusted for ADS divestiture*

•

First quarter GAAP net income of $71 million, up 65 percent year-over-year, or $0.39 per diluted share, up 63 percent year-over-year (includes $15 million, or $0.08 per diluted share, tax and depreciation benefit)

•

First quarter non-GAAP net income* of $93 million, up 43 percent year-over-year, or $0.51 per diluted share, up 42 percent year-over-year (includes $15 million, or $0.08 per diluted share, tax and depreciation benefit)

CAMBRIDGE, Mass. – April 24, 2013 – Akamai Technologies, Inc. (NASDAQ: AKAM), the leading cloud platform for helping enterprises provide secure, high-performing user experiences on any device, anywhere, today reported financial results for the first quarter ended March 31, 2013. Revenue for the first quarter of 2013 was $368 million, a 15 percent increase over first quarter 2012 revenue of $319 million, or up 18 percent adjusted for the Advertising Decision Solutions (ADS) divestiture*.

Net income in accordance with United States Generally Accepted Accounting Principles, or GAAP, for the first quarter of 2013 was $71 million, or $0.39 per diluted share, a 5 percent increase over the prior quarter’s GAAP net income of $68 million, or $0.38 per diluted share, and a 65 percent increase over first quarter 2012 GAAP net income of $43 million, or $0.24 per diluted share.

The Company generated non-GAAP net income* of $93 million, or $0.51 per diluted share, in the first quarter of 2013, a 4 percent increase over the prior quarter’s non-GAAP net income of $90 million, or $0.50 per diluted share, and a 43 percent increase over first quarter 2012 non-GAAP net income of $65 million, or $0.36 per diluted share.

Both GAAP and non-GAAP net income results for the first quarter of 2013 include a $15 million, or $0.08 per diluted share, benefit from the retroactive reinstatement of the 2012 federal R&D tax credit and change in our depreciation methodology effective on January 1, 2013.

“We are very pleased with our first quarter results, delivering better than expected revenue growth and EPS expansion,” said Tom Leighton, CEO of Akamai. “We saw strong acceleration in our media delivery solutions, made further traction in our management of network costs, and continued our investments to capitalize on what we see as the opportunities and megatrends shaping online business: cloud, mobile, video and security.”

Adjusted EBITDA* for the first quarter of 2013 was $166 million, down from $173 million in the prior quarter, and up from $143 million in the first quarter of 2012. Adjusted EBITDA margin* for the first quarter of 2013 was 45 percent, down a point from the prior quarter and consistent with the same period last year.

Cash from operations for the first quarter of 2013 was $103 million, or 28 percent of revenue, down a point from the same period last year. At the end of the first quarter of 2013, the Company had over $1 billion of cash, cash equivalents and marketable securities.

Sales through resellers and sales outside the United States accounted for 20 percent and 30 percent, respectively, of revenue for the first quarter of 2013.

Share Repurchase Program

During the first quarter of 2013, under a share repurchase program that was extended by the Board of Directors in February 2013, the Company spent approximately $40 million repurchasing 1.1 million shares of its common stock, at an average price of $36.79 per share. The Company has $119 million remaining on its current authorization, which runs through January 31, 2014.

The Company had approximately 178 million shares of common stock outstanding as of March 31, 2013.

(*See Use of Non-GAAP Financial Measures below for definitions.)

Quarterly Conference Call

Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-866-384-8009 (or 1-617-597-5342 for international calls) and using passcode No. 99675413. A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-888-286-8010 (or 1-617-801-6888 for international calls) and using passcode No. 71184323.

About Akamai

Akamai® is the leading cloud platform for helping enterprises provide secure, high-performing user experiences on any device, anywhere. At the core of the Company’s solutions is the Akamai Intelligent Platform™ providing extensive reach, coupled with unmatched reliability, security, visibility and expertise. Akamai removes the complexities of connecting the increasingly mobile world, supporting 24/7 consumer demand, and enabling enterprises to securely leverage the cloud. To learn more about how Akamai is accelerating the pace of innovation in a hyperconnected world, please visit www.akamai.com or blogs.akamai.com, and follow @Akamai on Twitter.

Condensed Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	Mar. 31, 2013	Dec. 31, 2012
Assets
Cash and cash equivalents	$165,275	$201,989
Marketable securities	347,951	235,592
Accounts receivable, net	232,328	218,777
Deferred income tax assets, current portion	20,422	20,422
Prepaid expenses and other current assets	65,677	51,604

Current assets	831,653	728,384
Marketable securities	569,208	657,659
Property and equipment, net	369,555	345,091
Goodwill and acquired intangible assets, net	803,764	815,879
Other assets	58,775	39,811
Deferred income tax assets, net	13,712	13,803

Total assets	$2,646,667	$2,600,627

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$177,798	$176,378
Other current liabilities	34,111	26,566

Current liabilities	211,909	202,944
Other liabilities	49,981	51,929

Total liabilities	261,890	254,873
Stockholders’ equity	2,384,777	2,345,754

Total liabilities and stockholders’ equity	$2,646,667	$2,600,627

Condensed Consolidated Statements of Operations

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended
	Mar. 31, 2013	Dec. 31, 2012	Mar. 31, 2012

Revenues	$368,046	$377,872	$319,448

Costs and operating expenses:
Cost of revenues * †	120,392	139,494	124,925
Research and development *	21,905	20,371	17,480
Sales and marketing *	62,690	62,667	48,995
General and administrative * †	55,380	53,859	51,642
Amortization of acquired intangible assets	6,060	5,351	4,767
Restructuring charges	431	392	60

Total costs and operating expenses	266,858	282,134	247,869

Operating income	101,188	95,738	71,579

Interest income, net	1,608	1,590	1,646
Other (expense) income, net	(132)	200	(441)

Income before provision for income taxes	102,664	97,528	72,784
Provision for income taxes	31,177	29,236	29,557

Net income	$71,487	$68,292	$43,227

Net income per share:
Basic	$0.40	$0.38	$0.24
Diluted	$0.39	$0.38	$0.24

Shares used in per share calculations:
Basic	177,899	177,479	178,120
Diluted	181,562	181,768	182,342

*	Includes stock-based compensation (see supplemental table for figures)
†	Includes depreciation and amortization (see supplemental table for figures)

Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Three Months Ended
	Mar. 31, 2013	Dec. 31, 2012	Mar. 31, 2012

Cash flows from operating activities:
Net income	$71,487	$68,292	$43,227

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,375	54,960	45,634
Stock-based compensation	22,931	21,405	20,924
(Benefit) provision for deferred income taxes, net	—	(6,645)	—
Excess tax benefits from stock-based compensation	(4,119)	(5,426)	(13,414)
(Gain) loss on investments and disposal of property and equipment, net	(71)	65	(97)
Gain on divestiture of a business, net	(1,188)	—	—
Provision for doubtful accounts	320	(255)	370
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	(28,355)	19,479	(1,416)
Prepaid expenses and other current assets	(14,035)	(5,037)	4,309
Accounts payable, accrued expenses and other current liabilities	7,838	4,921	(5,798)
Accrued restructuring	(111)	(381)	(2,144)
Deferred revenue	8,225	(990)	1,474
Other noncurrent assets and liabilities	(2,257)	(3,534)	(566)

Net cash provided by operating activities	103,040	146,854	92,503

Cash flows from investing activities:
Cash paid for acquired businesses, net of cash received	—	(30,650)	(291,638)
Purchases of property and equipment and capitalization of internal-use software costs	(63,476)	(60,669)	(43,344)
Proceeds from sales and maturities of short- and long-term marketable securities	121,680	179,913	117,414
Purchases of short- and long-term marketable securities	(145,350)	(198,039)	(280,649)
Proceeds from the sale of property and equipment	260	—	10
Increase in other investments	—	(250)	—

Net cash used in investing activities	(86,886)	(109,695)	(498,207)

Cash flows from financing activities:
Proceeds from the issuance of common stock under stock option and employee stock purchase plans	3,195	16,025	7,078
Excess tax benefits from stock-based compensation	4,119	5,426	13,414
Taxes paid related to net share settlement of equity awards	(17,315)	(8,124)	(21,655)
Repurchase of common stock	(40,278)	(29,819)	(7,913)

Net cash used in financing activities	(50,279)	(16,492)	(9,076)

Effects of exchange rate changes on cash and cash equivalents	(2,589)	(1,328)	307

Net (decrease) increase in cash and cash equivalents	(36,714)	19,339	(414,473)
Cash and cash equivalents, beginning of period	201,989	182,650	559,197

Cash and cash equivalents, end of period	$165,275	$201,989	$144,724

Reconciliation of GAAP net income to non-GAAP net income

and Adjusted EBITDA

(amounts in thousands, except per share data)

	Three Months Ended
	Mar. 31, 2013	Dec. 31, 2012	Mar. 31, 2012

Net income	$71,487	$68,292	$43,227

Amortization of acquired intangible assets	6,060	5,351	4,767
Stock-based compensation	22,931	21,405	20,924
Amortization of capitalized stock-based compensation	1,901	1,961	1,755
Acquisition-related costs (benefits)	337	680	4,452
Restructuring charges (benefits)	431	392	60
Gain on divestiture of a business, net	(1,188)	—	—
Income tax-effect of above non-GAAP adjustments	(8,726)	(8,054)	(9,889)

Total non-GAAP net income:	93,233	90,027	65,296

Interest income, net	(1,608)	(1,590)	(1,646)
Provision for GAAP income taxes	31,177	29,236	29,557
Income tax-effect of above non-GAAP adjustments	8,726	8,054	9,889
Depreciation and amortization	34,414	47,648	39,112
Other expense (income), net	132	(200)	441

Total Adjusted EBITDA:	$166,074	$173,175	$142,649

Non-GAAP net income per share:
Basic	$0.52	$0.51	$0.37
Diluted	$0.51	$0.50	$0.36

Shares used in non-GAAP per share calculations:
Basic	177,899	177,479	178,120
Diluted	181,562	181,768	182,342

Supplemental Financial Data

(amounts in thousands, except end of period statistics)

	Three Months Ended
	Mar. 31, 2013	Dec. 31, 2012	Mar. 31, 2012
Stock-based compensation:
Cost of revenues	$2,627	$2,705	$2,706
Research and development	4,369	4,017	3,930
Sales and marketing	9,431	8,651	8,111
General and administrative	6,504	6,032	6,177

Total stock-based compensation	$22,931	$21,405	$20,924

Depreciation and amortization:
Network-related depreciation	$28,920	$42,143	$34,605
Capitalized stock-based compensation amortization	1,901	1,961	1,755
Other depreciation and amortization	5,494	5,505	4,507
Amortization of acquired intangible assets	6,060	5,351	4,767

Total depreciation and amortization	$42,375	$54,960	$45,634

Capital expenditures:
Purchases of property and equipment	$46,478	$46,386	$30,433
Capitalized internal-use software	16,998	14,283	12,911

Capital expenditures, excluding stock-based compensation	63,476	60,669	43,344
Capitalized stock-based compensation	2,938	2,582	2,298

Total capital expenditures	$66,414	$63,251	$45,642

Net (decrease) increase in cash, cash equivalents, marketable securities and restricted marketable securities	$(12,806)	$36,906	$(251,235)

End of period statistics:
Number of employees	3,207	3,074	2,539
Number of deployed servers	132,442	127,638	108,507

*Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate Akamai’s financial performance.

Management believes that these non-GAAP financial measures reflect Akamai’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains that may be infrequent, unusual in nature and not reflective of the Company’s ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating the Company’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of the Company’s GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with GAAP. Akamai has provided a reconciliation of each non-GAAP financial measure used in its financial reporting to the most directly comparable GAAP financial measure. This reconciliation captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” can be found on Akamai’s website.

The non-GAAP adjustments, and Akamai’s basis for excluding them from non-GAAP financial measures, are outlined below:

•

Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions the Company has made. The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization can vary significantly and are unique to each acquisition. Therefore, Akamai excludes amortization of acquired intangible assets to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•

Stock-based compensation and Amortization of capitalized stock-based compensation – Although stock-based compensation is an important aspect of the compensation to Akamai’s employees and executives, the expense varies with changes in the stock price and market conditions at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of the Company’s current financial results to previous and future periods difficult to interpret. Therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation in order to better understand the performance of the Company’s core business performance and to be consistent with the way the investors evaluate its performance and comparison of its operating results to peer companies.

•

Restructuring charges (benefits) – Akamai has incurred restructuring charges and benefits, included in its GAAP financial statements, primarily due to workforce reductions and estimated costs of exiting facility lease commitments. Akamai excludes these items when evaluating its continuing business performance as such items are not consistently recurring and not do reflect expected future operating expense, nor provide meaningful evaluation of current and past operations of its business.

•

Acquisition-related costs (benefits) – Acquisition-related costs and benefits include transaction fees, due diligence costs and other one-time direct costs associated with strategic activities. In addition, subsequent adjustments to the Company’s initial estimated amount of contingent consideration associated with specific acquisitions are included within acquisition-related costs and benefits. These amounts are impacted by the timing and size of the acquisitions. Akamai excludes acquisition-related costs and benefits to provide a useful comparison of the Company’s operating results to prior periods and to its peer companies because such amounts vary significantly based on magnitude of its acquisition transactions.

•

Gain on divestiture of a business – Akamai recognized gains associated with the divestiture of its Advertising Decision Solutions business. Akamai excludes gains on divestiture of a business because sales of this nature occur infrequently and are not considered part of the Company’s core business operations.

•

Income tax-effect of non-GAAP adjustments – Akamai excludes the income tax impact of the non-GAAP adjustments described above to properly reflect the income attributable to its core operations. In addition, Akamai excludes tax benefits and charges which do not relate to the Company’s core operations, for example valuation allowances and purchase accounting items.

Akamai’s definitions of its non-GAAP financial measures are outlined below:

Non-GAAP net income – GAAP net income adjusted for the following tax-effected items: amortization of acquired intangible assets; stock-based compensation expense; amortization of capitalized internal-use software; restructuring charges and benefits; acquisition-related costs and benefits; certain gains and losses on investments; loss on early extinguishment of debt; gains and losses on legal settlements and other non-recurring or unusual items that may arise from time to time.

Non-GAAP net income per share – Non-GAAP net income, plus interest add-back for diluted share calculation, divided by the basic weighted average or diluted common shares outstanding used in GAAP net income per share calculations.

Adjusted EBITDA – GAAP net income excluding the following items: interest; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation expense; amortization of capitalized stock-based compensation; restructuring charges and benefits; acquisition-related costs and benefits; certain gains and losses on investments; foreign exchange gains and losses; loss on early extinguishment of debt; gains and losses on legal settlements and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA as a percentage of revenues.

Capital expenditures (Capex) – Purchases of property and equipment, capitalization of internal-use software development costs and capitalization of stock-based compensation.

Akamai Statement Under the Private Securities Litigation Reform Act

This release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements about future business opportunities. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, effects of increased competition including potential failure to maintain the prices we charge for our services and loss of significant customers; failure of the markets we address or plan to address to develop as we expect or at all; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; a failure of Akamai’s services or network infrastructure; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.